Exhibit 99.1

FOR IMMEDIATE RELEASE

GETTY REALTY CORP. ANNOUNCES SECOND QUARTER 2023 RESULTS

- Reports $163 Million of Year to Date Investment Activity -

- Grows Committed Investment Pipeline to More Than $140 Million -

NEW YORK, NY, July 26, 2023 — Getty Realty Corp. (NYSE: GTY) (“Getty” or the “Company”) announced today its financial and operating results for the quarter ended June 30, 2023.

Second Quarter 2023 Highlights

•
Net earnings: $0.26 per share
•
Funds From Operations (“FFO”): $0.52 per share
•
Adjusted Funds From Operations (“AFFO”): $0.56 per share
•
Invested $50.0 million across 26 properties, plus an additional $52.5 million across 12 properties subsequent to quarter end
•
Committed investment pipeline of more than $140 million for the development and acquisition of 44 convenience and automotive retail properties as of July 26, 2023

“Our strong earnings growth thus far in 2023 reflects the value proposition of the Getty platform, including reliable and growing rental income from our in-place portfolio, and incremental contributions from our successful investment strategies,” stated Christopher J. Constant, Getty’s President & Chief Executive Officer. “As part of our effort to drive earnings growth, we remain focused on further scaling and diversifying our portfolio. We have completed more than $163 million of investments year-to-date, including the acquisition and development funding of convenience stores, car washes, auto service centers and quick serve restaurants. We continue to prioritize our tenant relationships, industry expertise, and stringent underwriting to selectively add high-quality convenience and automotive retail real estate to our portfolio. With strong visibility into our investment pipeline and ample liquidity from prudent capital markets activity, we are poised to carry our momentum into the second half of the year.”

Net Earnings, FFO and AFFO

All per share amounts are presented on a fully diluted per common share basis, unless stated otherwise. FFO and AFFO are “Non-GAAP Financial Measures” which are defined and reconciled to net earnings at the end of this release.

($ in thousands, except per share amounts)	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Net earnings	$13,524	$30,680	$27,606	$49,429
Net earnings per share	0.26	0.64	0.55	1.03

FFO	$26,534	$39,846	$50,979	$63,108
FFO per share	0.52	0.83	1.02	1.32

AFFO	$28,517	$25,385	$55,688	$50,238
AFFO per share	0.56	0.53	1.12	1.05

Select Financial Results

Revenues from Rental Properties

($ in thousands)	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Rental income (a)	$39,728	$36,726	$78,516	$72,574
Tenant reimbursement income	3,930	4,088	7,509	7,223
Revenues from rental properties	$43,658	$40,814	$86,025	$79,797

(a)
Rental income includes base rental income, additional rental income, if any, and certain non-cash revenue recognition adjustments.

For the three months ended June 30, 2023, base rental income increased 7.6% to $39.6 million, as compared to $36.8 million for the same period in 2022. For the six months ended June 30, 2023, base rental income increased 7.4% to $78.4 million, as compared to $73.0 million for the same period in 2022.

The growth in base rental income was driven by incremental revenue from recently acquired properties, contractual rent increases for in-place leases, and rent commencements from completed redevelopments, partially offset by property dispositions.

Interest (Income) on Notes and Mortgages Receivable

($ in thousands)	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Interest on notes and mortgages receivable	$1,040	$365	$1,693	$702

The increase in interest earned from notes and mortgages receivable in both periods was driven by an increase in development funding advances for the construction of new-to-industry properties.

Property Costs

($ in thousands)	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Property operating expenses	$4,706	$5,111	$9,228	$9,406
Leasing and redevelopment expenses	105	213	283	544
Property costs	$4,811	$5,324	$9,511	$9,950

The decrease in property operating expenses in both periods was primarily due to lower rent expense. The decrease in leasing and redevelopment expenses in both periods was primarily due to a reduction in demolition costs for redevelopment projects.

Other Expenses

($ in thousands)	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Environmental expenses	$343	$(15,910)	$664	$(16,051)
General and administrative expenses	5,912	5,260	12,197	10,388
Impairments	2,462	391	2,984	1,429

The change in environmental expenses in both periods was primarily due to changes in estimates related to unknown environmental liabilities, partially offset by lower accretion expense. Specifically, during the three and six months ended June 30, 2022, the Company concluded that there was no material continued risk of having to satisfy contractual obligations relating to preexisting unknown environmental contamination at certain properties. Accordingly, the Company removed $16.8 million of unknown reserve liabilities which had previously been accrued for these properties which resulted in a net credit of $16.3 million being recorded to environmental expenses. Environmental expenses vary from period to period and, accordingly, undue reliance should not be placed on the magnitude or the direction of changes in reported environmental expenses for any one period, or a comparison to prior periods.

The increase in general and administrative expenses in both periods was primarily due to increased personnel costs, including $0.8 million of non-recurring retirement expenses, for the six months ended June 30, 2023.

Impairment charges in both periods included (i) the accumulation of asset retirement costs at certain properties as a result of changes in estimated environmental liabilities, which increased the carrying values of these properties in excess of their fair values and (ii) reductions in the estimated fair value of certain properties based on third-party indications of potential selling prices or internal discounted cash flow analyses.

Portfolio Activities

Acquisitions and Development Funding

During the three months ended June 30, 2023, the Company invested $50.0 million across 26 properties, including the acquisition of fee simple interests in three car wash properties and one drive thru quick service restaurant for an aggregate of $17.8 million.

In addition, the Company acquired fee simple interests in three under construction car wash properties for an aggregate of $6.4 million and committed to provide additional funding during the construction period to complete these projects.

The Company also advanced incremental development funding in the amount of $25.7 million, including accrued interest, for the construction of new-to-industry car wash properties, convenience stores, and auto service centers. As of June 30, 2023, the Company had advanced aggregate development funding in the amount of $64.2 million, including accrued interest, for the development of 24 assets that the Company expects to acquire via sale-leaseback transactions at the end of the respective construction periods.

Subsequent to quarter end, the Company invested an incremental $52.5 million across 12 properties, bringing year-to-date investment activity to a total of $163.2 million as of July 26, 2023.

Investment Pipeline

As of July 26, 2023, the Company had a committed investment pipeline of more than $140.0 million for the development and/or acquisition of 44 car wash properties, convenience stores, auto service centers, and quick service restaurants. The Company expects to fund this investment activity, which includes multiple transactions with ten different tenants, over the next 9-12 months. While the Company has fully executed agreements for each transaction, the timing and amount of each investment is ultimately dependent on its counterparties and the schedules under which they are able to complete development projects and certain business acquisitions for which the Company is providing sale leaseback financing.

Redevelopments

During the three months ended June 30, 2023, rent commenced on one redevelopment property, a new-to-industry convenience store located in the Austin (TX) metropolitan area and leased to QuickTrip under a long term, triple net lease.

As of June 30, 2023, the Company had four properties under active redevelopment and others in various stages of feasibility planning for potential recapture from our net lease portfolio.

Dispositions

The Company did not dispose of any properties during the three months ended June 30, 2023. During the six months ended June 30, 2023, the Company sold three properties for aggregate gross proceeds of $2.8 million and recorded a net gain of $0.8 million on the dispositions.

Balance Sheet and Capital Markets

As of June 30, 2023, the Company had $675 million of total outstanding indebtedness consisting entirely of senior unsecured notes with a weighted average interest rate of 3.9% and a weighted average maturity of 7.0 years. The Company’s $300 million unsecured revolving credit facility was undrawn at quarter end and total cash and equivalents were $8.9 million. The Company has no scheduled debt maturities until 2025.

Capital Markets

During the three months ended June 30, 2023, the Company settled 1,007,230 shares of common stock subject to outstanding forward sale agreements under its at-the-market ("ATM") equity program for net proceeds of approximately $31.2 million.

During the three months ended June 30, 2023, the Company entered into new forward sale agreements to sell 217,561 shares of common stock for anticipated gross proceeds of $7.6 million through its ATM equity program. In addition, 3,450,000 shares of common stock remain subject to outstanding forward sales agreements in connection with the Company's follow-on public offering in February 2023.

In aggregate, as of July 26, 2023, the Company had 3,667,561 shares of common stock subject to forward sales which, upon settlement, are anticipated to raise gross proceeds of approximately $120.0 million.

2023 Guidance

As a result of year-to-date investment and capital markets activity, the Company is narrowing its 2023 AFFO guidance to a range of $2.23 to $2.24 per diluted share from the prior range of $2.22 to $2.24 per diluted share. The Company’s outlook includes completed transaction activity as of the date of this release, but does not include assumptions for prospective acquisitions, dispositions, or capital markets activities (including the settlement of outstanding forward sale agreements). The Company’s outlook also assumes approximately $0.3 million of total demolition costs for anticipated redevelopment projects with rent commencements anticipated in 2023, 2024 and 2025.

The guidance is based on current assumptions and is subject to risks and uncertainties more fully described in this press release and the Company’s periodic reports filed with the SEC.

Webcast Information

Getty Realty Corp. will host a conference call and webcast on Thursday, July 27, 2023 at 8:30 a.m. ET. To participate in the call, please dial 1-877-423-9813, or 1-201-689-8573 for international participants, ten minutes before the scheduled start. Participants may also access the call via live webcast by visiting the investors section of the Company's website at ir.gettyrealty.com.

If you cannot participate in the live event, a replay will be available on Thursday, July 27, 2023 beginning at 11:30 a.m. ET through 11:59 p.m. ET, Thursday, August 3, 2023. To access the replay, please dial 1-844-512-2921, or 1-412-317-6671 for international participants, and reference pass code 13739330.

About Getty Realty Corp.

Getty Realty Corp. is a publicly traded, net lease REIT specializing in the acquisition, financing and development of convenience, automotive and other single tenant retail real estate. As of June 30, 2023, the Company’s portfolio included 1,053 freestanding properties located in 39 states across the United States and Washington, D.C.

Non-GAAP Financial Measures

In addition to measurements defined by accounting principles generally accepted in the United States of America (“GAAP”), the Company also focuses on Funds From Operations (“FFO”) and Adjusted Funds From Operations (“AFFO”) to measure its performance.

FFO and AFFO are generally considered by analysts and investors to be appropriate supplemental non-GAAP measures of the performance of REITs. FFO and AFFO are not in accordance with, or a substitute for, measures prepared in accordance with GAAP. In addition, FFO and AFFO are not based on any comprehensive set of accounting rules or principles. Neither FFO nor AFFO represent cash generated from operating activities calculated in accordance with GAAP and therefore these measures should not be considered an alternative for GAAP net earnings or as a measure of liquidity. These measures should only be used to evaluate the Company’s performance in conjunction with corresponding GAAP measures.

FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as GAAP net earnings before (i) depreciation and amortization of real estate assets, (ii) gains or losses on dispositions of real estate assets, (iii) impairment charges, and (iv) the cumulative effect of accounting changes.

The Company defines AFFO as FFO excluding (i) certain revenue recognition adjustments (defined below), (ii) certain environmental adjustments (defined below), (iii) stock-based compensation, (iv) amortization of debt issuance costs and (v) other non-cash and/or unusual items that are not reflective of the Company’s core operating performance.

Other REITs may use definitions of FFO and/or AFFO that are different than the Company’s and, accordingly, may not be comparable.

The Company believes that FFO and AFFO are helpful to analysts and investors in measuring the Company’s performance because both FFO and AFFO exclude various items included in GAAP net earnings that do not relate to, or are not indicative of, the core operating performance of the Company’s portfolio. Specifically, FFO excludes items such as depreciation and amortization of real estate assets, gains or losses on dispositions of real estate assets, and impairment charges. With respect to AFFO, the Company further excludes the impact of (i) deferred rental revenue (straight-line rent), the net amortization of above-market and below-market leases, adjustments recorded for the recognition of rental income from direct financing leases, and the amortization of deferred lease incentives (collectively, “Revenue Recognition Adjustments”), (ii) environmental accretion expenses, environmental litigation accruals, insurance reimbursements, legal settlements and judgments, and changes in environmental remediation estimates (collectively, “Environmental Adjustments”), (iii) stock-based compensation expense, (iv) amortization of debt issuance costs and (v) other items, which may include allowances for credit losses on notes and mortgages receivable and direct financing leases, losses on extinguishment of debt, retirement and severance costs, and other items that do not impact the Company’s recurring cash flow and which are not indicative of its core operating performance.

The Company pays particular attention to AFFO which it believes provides the most useful depiction of the core operating performance of its portfolio. By providing AFFO, the Company believes it is presenting information that assists analysts and investors in their assessment of the Company’s core operating performance, as well as the sustainability of its core operating performance with the sustainability of the core operating performance of other real estate companies. For a tabular reconciliation of FFO and AFFO to GAAP net earnings, see the table captioned “Reconciliation of Net Earnings to Funds From Operations and Adjusted Funds From Operations” included herein.

Forward-Looking Statements

CERTAIN STATEMENTS CONTAINED HEREIN MAY CONSTITUTE “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WHEN THE WORDS “BELIEVES,” “EXPECTS,” “PLANS,” “PROJECTS,” “ESTIMATES,” “ANTICIPATES,” “PREDICTS,” “OUTLOOK” AND SIMILAR EXPRESSIONS ARE USED, THEY IDENTIFY FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON MANAGEMENT’S CURRENT BELIEFS AND ASSUMPTIONS AND INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. EXAMPLES OF FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THOSE REGARDING THE COMPANY’S 2023 AFFO PER SHARE GUIDANCE, THOSE MADE BY MR. CONSTANT, STATEMENTS REGARDING THE RECAPTURE AND TRANSFER OF CERTAIN NET LEASE RETAIL PROPERTIES, STATEMENTS REGARDING THE ABILITY TO OBTAIN APPROPRIATE PERMITS AND APPROVALS, AND STATEMENTS REGARDING AFFO AS A MEASURE BEST REPRESENTING CORE OPERATING PERFORMANCE AND ITS UTILITY IN COMPARING THE SUSTAINABILITY OF THE COMPANY’S CORE OPERATING PERFORMANCE WITH THE SUSTAINABILITY OF THE CORE OPERATING PERFORMANCE OF OTHER REITS.

INFORMATION CONCERNING FACTORS THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS CAN BE FOUND ELSEWHERE IN THIS PRESS RELEASE, INCLUDING, WITHOUT LIMITATION, THOSE STATEMENTS IN THE COMPANY’S PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT FUTURE EVENTS OR CIRCUMSTANCES OR REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

-more-

GETTY REALTY CORP.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except per share amounts)

	June 30, 2023	December 31, 2022
ASSETS
Real estate:
Land	$821,752	$802,010
Buildings and improvements	752,046	707,352
Investment in direct financing leases, net	62,953	66,185
Construction in progress	550	578
Real estate held for use	1,637,301	1,576,125
Less accumulated depreciation and amortization	(250,693)	(232,812)
Real estate held for use, net	1,386,608	1,343,313
Real estate held for sale, net	2,554	3,757
Real estate, net	1,389,162	1,347,070
Notes and mortgages receivable	71,623	34,313
Cash and cash equivalents	8,867	8,713
Restricted cash	1,368	2,536
Deferred rent receivable	52,866	50,391
Accounts receivable	4,343	4,247
Right-of-use assets - operating	15,730	18,193
Right-of-use assets - finance	225	277
Prepaid expenses and other assets, net	92,970	96,555
Total assets	$1,637,154	$1,562,295
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Borrowings under credit agreement	$—	$70,000
Senior unsecured notes, net	673,281	623,492
Environmental remediation obligations	22,917	23,155
Dividends payable	22,262	20,576
Lease liability - operating	17,307	19,959
Lease liability - finance	728	1,518
Accounts payable and accrued liabilities, net	40,573	43,745
Total liabilities	777,068	802,445
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, $0.01 par value; 20,000,000 shares authorized; unissued	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized; 50,500,829 and 46,734,790 shares issued and outstanding, respectively	505	467
Additional paid-in capital	938,163	822,340
Dividends paid in excess of earnings	(78,582)	(62,957)
Total stockholders’ equity	860,086	759,850
Total liabilities and stockholders’ equity	$1,637,154	$1,562,295

GETTY REALTY CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Revenues:
Revenues from rental properties	$43,658	$40,814	$86,025	$79,797
Interest on notes and mortgages receivable	1,040	365	1,693	702
Total revenues	44,698	41,179	87,718	80,499
Operating expenses:
Property costs	4,811	5,324	9,511	9,950
Impairments	2,462	391	2,984	1,429
Environmental	343	(15,910)	664	(16,051)
General and administrative	5,912	5,260	12,197	10,388
Depreciation and amortization	10,864	9,924	21,292	19,552
Total operating expenses	24,392	4,989	46,648	25,268

Gain on dispositions of real estate	316	1,149	903	7,302

Operating income	20,622	37,339	41,973	62,533

Other income, net	6	248	294	340
Interest expense	(7,104)	(6,907)	(14,618)	(13,444)
Loss on extinguishment of debt	—	—	(43)	—
Net earnings	$13,524	$30,680	$27,606	$49,429

Basic earnings per common share:
Net earnings	$0.26	$0.64	$0.55	$1.03

Diluted earnings per common share:
Net earnings	$0.26	$0.64	$0.55	$1.03

Weighted average common shares outstanding:
Basic	49,615	46,733	48,309	46,727
Diluted	49,989	46,756	48,576	46,746

GETTY REALTY CORP.

RECONCILIATION OF NET EARNINGS TO

FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Net earnings	$13,524	$30,680	$27,606	$49,429
Depreciation and amortization of real estate assets	10,864	9,924	21,292	19,552
Gains on dispositions of real estate	(316)	(1,149)	(903)	(7,302)
Impairments	2,462	391	2,984	1,429
Funds from operations (FFO)	26,534	39,846	50,979	63,108
Revenue recognition adjustments
Deferred rental revenue (straight-line rent)	(1,281)	(879)	(2,475)	(1,583)
Amortization of above and below market leases, net	(289)	(300)	(537)	(590)
Amortization of investments in direct financing leases	1,497	1,328	2,923	2,598
Amortization of lease incentives	262	300	536	600
Total revenue recognition adjustments	189	449	447	1,025
Environmental Adjustments
Accretion expense	120	377	278	822
Changes in environmental estimates	(20)	(16,713)	(78)	(17,534)
Insurance reimbursements	—	(44)	(52)	(44)
Total environmental adjustments	100	(16,380)	148	(16,756)
Other Adjustments
Stock-based compensation expense	1,445	1,231	2,719	2,316
Amortization of debt issuance costs	249	239	504	468
Loss on extinguishment of debt	—	—	43	—
Retirement and severance costs	—	—	848	77
Total other adjustments	1,694	1,470	4,114	2,861
Adjusted Funds from operations (AFFO)	$28,517	$25,385	$55,688	$50,238

Basic per share amounts:
Net earnings	$0.26	$0.64	$0.55	$1.03
FFO (a)	0.52	0.83	1.03	1.32
AFFO (a)	0.56	0.53	1.12	1.05
Diluted per share amounts:
Net earnings	$0.26	$0.64	$0.55	$1.03
FFO (a)	0.52	0.83	1.02	1.32
AFFO (a)	0.56	0.53	1.12	1.05
Weighted average common shares outstanding:
Basic	49,615	46,733	48,309	46,727
Diluted	49,989	46,756	48,576	46,746

(1)
Dividends paid and undistributed earnings allocated, if any, to unvested restricted stockholders are deducted from FFO and AFFO for the computation of the per share amounts. The following amounts were deducted:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
FFO	$663	$930	$1,308	$1,474
AFFO	713	593	1,429	1,173

Contacts:	Brian Dickman	Investor Relations
	Chief Financial Officer	(646) 349-0598
	(646) 349-6000	ir@gettyrealty.com